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                                                                   EXHIBIT 4.2


                                                                CONFORMED COPY


                      AMENDMENT NO. 3 TO CREDIT AGREEMENT

         AMENDMENT dated as of April 25, 1996 among LITTON INDUSTRIES, INC. (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent") and WELLS FARGO BANK, N.A., as Co-Agent (the "Co-Agent").

                             W I T N E S S E T H :

         WHEREAS, the parties hereto have heretofore entered into an Amended and Restated Credit Agreement dated as of December 22, 1994 (as heretofore amended, the "Agreement") and desire to amend the Agreement as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

         SECTION 2.  Amendments of Net Worth Covenant and Related Definitions.
(a) The definition of "Minimum Compliance Level" contained in Section 1.01 of the Agreement is amended to read in full as follows:

                 "Minimum Compliance Level" means, at any date, an amount equal to the sum of (i) $669,000,000 plus (ii) for each fiscal quarter of the Borrower commencing after January 31, 1996 and on or prior to such date for which Consolidated Net Income is a positive number, an amount equal to 50% of Consolidated Net Income for such fiscal quarter plus (iii) for each issuance and/or sale subsequent to January 31, 1996 and on or prior to such date by the Borrower of shares of its capital stock, an amount equal to 100% of the amount by which Consolidated Net Worth is increased on account of such transaction.
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                (b)  Section 1.01 of the Agreement is further amended by
deleting therefrom the definition of "Consolidated Tangible Net Worth".

                (c) Section 5.06 of the Agreement is amended to read in full as follows:

                     Section 5.06. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than the Minimum Compliance Level.

                SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

                (a) no Default under the Agreement has occurred and is continuing; and

                (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of this date.

                SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                SECTION 5. Counterparts; Conditions to Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).




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                IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed as of the date first above written.

                                        LITTON INDUSTRIES, INC.

                                        By:  /s/ Timothy G. Paulson
                                           -----------------------------------
                                           Title: Vice President and Treasurer








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                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Bank and Agent



                                        By:  /s/  Diana M. Imhof
                                           -----------------------------
                                           Title:  Vice President


                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION

                                        By:  /s/  Lori Y. Kannegieter
                                           -----------------------------
                                           Title:  Vice President


                                        THE BANK OF NEW YORK

                                        By:  /s/  Craig J. Rethmeyer
                                           -----------------------------
                                           Title:  Vice President


                                        CHEMICAL BANK

                                        By:  /s/  James B. Treger
                                           -----------------------------
                                           Title:  Vice President


                                        UNION BANK OF SWITZERLAND,
                                          Los Angeles Branch

                                        By:  /s/  James I. Chu
                                           -----------------------------
                                           Title:  Vice President

                                        By:  /s/  L. Scott Sommers
                                           -----------------------------
                                           Title:  Vice President



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                                        WELLS FARGO BANK, N.A.,
                                          as Bank and Co-Agent

                                        By:  /s/  Daniel H. Hom
                                           -----------------------------
                                           Title:  Vice President


                                        THE BANK OF NOVA SCOTIA

                                        By:  /s/  Maarten Van Otterloo
                                           -----------------------------
                                           Title:  Senior Relationship
                                                   Manager


                                        CIBC INC.

                                        By:  /s/  Paul M. Mohme
                                           -----------------------------
                                           Title:  Associate Director


                                        CREDIT SUISSE

                                        By:  /s/  Stephen M. Flynn
                                           -----------------------------
                                           Title:  Member of Senior
                                                   Management

                                        By:  /s/  Deborah A. Shea
                                           -----------------------------
                                           Title:  Associate


                                        DRESDNER BANK AG

                                        By:  /s/  Jon M. Bland
                                           -----------------------------
                                           Title:  Senior Vice President

                                        By:  /s/  Sidney S. Jordan
                                           -----------------------------
                                           Title:  Vice President



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                                        MELLON BANK, N.A.

                                        By:  /s/  Lawrence C. Ivey
                                           ----------------------------------
                                           Title: Vice President


                                        NATIONSBANK OF TEXAS, N.A.


                                        By:  /s/  Tom F. Scharfenberg
                                           ----------------------------------
                                           Title: Vice President


                                        SWISS BANK CORPORATION,
                                          San Francisco Branch


                                        By:  /s/  Stephanie W. Kim
                                           ----------------------------------
                                           Title: Associate Director


                                        By:  /s/  Hans-Ueli Surber
                                           ----------------------------------
                                           Title: Executive Director


                                        BANK OF HAWAII


                                        By:  /s/  Susan McCarthy
                                           ----------------------------------
                                           Title: Assistant Vice President


                                        FIRST INSTERSTATE BANK OF
                                          CALIFORNIA


                                        By:  /s/  Daniel H. Hom
                                           ----------------------------------
                                           Title: Vice President



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                                        NBD BANK, N.A.

                                        By:  /s/  L. Gene Beube
                                           -----------------------------
                                           Title:  Senior Vice President


                                        THE NORTHERN TRUST COMPANY

                                        By:  /s/  Michelle D. Griffin
                                           -----------------------------
                                           Title:  Vice President


                                        TORONTO DOMINION (TEXAS), INC.

                                        By:  /s/  Frederic B. Hawley
                                           -----------------------------
                                           Title:  Vice President



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